Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AAA Best Car Rental, Inc.:

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated October 4, 2010, for AAA Best Car Rental, Inc. relating to the respective financial statements as of July 31, 2010 and for the period from inception (April 30, 2010) to July 31, 2010 and the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

February 2, 2011